UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

Dayforce, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 26, 2025, Dayforce, Inc. (the “Company”) announced an efficiency plan (the “Plan”) designed to drive the profitable evolution and sustainable growth of the Company.

The Plan will consist of efficient hiring, non-labor related savings, and an expected reduction of approximately 5% of the Company’s current workforce. The headcount reduction is expected to be substantially completed by March 31, 2025, subject to local legal requirements. As a result, the Company expects to incur total non-recurring restructuring charges in the first quarter of 2025 of approximately $18 million to $21 million on a pre-tax basis for severance payments, employee benefits and related costs and approximately $6 million to $8 million in non-cash charges for stock-based compensation.

The Company expects the Plan to generate pre-tax cost savings of approximately $65 million in fiscal year 2025 and $80 million on an annualized run-rate basis in fiscal year 2025, as reflected in the increased 2025 adjusted EBITDA guidance issued by the Company on February 5, 2025.

The Company anticipates investing a portion of the cost savings from the Plan to continue driving strategic growth initiatives intended to position the Company for durable long-term growth. The expectations of expenses that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions and actual results may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Item 7.01 Regulation FD Disclosure.

A message to the Company’s employees from David Ossip, the Company’s Chair and Chief Executive Officer, regarding the Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information under Item 7.01, including the message attached hereto as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to expected costs and expected cost savings resulting from the Plan and the timing of the Plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the possibility that assumptions underlying the Company’s expected benefits and the estimates of expenses associated with the Plan could prove inaccurate; that the Company incurs greater than estimated expenses in connection with the Plan; that the expected benefits of the Plan don’t materialize as expected, or at all. Please refer to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission concerning other risk factors that could cause actual results to differ materially from those described in our forward-looking statements. The Company assumes no obligation to update or revise the forward-looking statements contained herein in light of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits are furnished with this report and shall not be deemed to be “filed.”

Exhibit No.	Description

99.1	Employee Note from CEO David Ossip, dated February 26, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYFORCE, INC.

By:	/s/ Jeremy R. Johnson
Name:	Jeremy R. Johnson
Title:	Executive Vice President, Chief Financial Officer

Date: February 26, 2025